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                                  EXHIBIT 21.01



                              LIST OF SUBSIDIARIES


1.   RoomSystems, Inc., a Nevada corporation

2.   RSi BRE, Inc., a Nevada corporation

3.   eRoomSystem SPE, Inc., a Nevada corporation